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EXHIBIT 10.18 - PROMISSORY NOTE DATED SEPTEMBER 1, 2001 MADE BY THE
REGISTRANT IN FAVOR OF ROBERT SPIGNO

                               PROMISSORY NOTE

        $56,880.00                                     September 30, 2001

	For value received, $56,880.00, CONECTISYS CORPORATION ("MAKER") hereby promises to pay to the order of ROBERT A. SPIGNO, ("LENDER") on demand, at 24530 Town Center Drive, Valencia, California 91355 or other place as may be designated in writing by the holder of this Promissory Note (the "Note") the principal sum of Fifty-Six Thousand Eight Hundred Eighty Dollars and 00/100 ($56,880.00) (the "PRINCIPAL"), which unpaid Principal Sum shall bear interest at the rate of eighteen percent (18%) per annum. LENDER may from time to time during the duration of this Note make further advances to MAKER up to an aggregate amount of $150,000.00. Said Advances shall be added to the then current outstanding balance and together shall comprise the total amount then due and owing under the same terms and conditions of this Note. The unpaid Principal Sum shall be due and payable on September 1, 2002.

	The MAKER hereof waives resentment for payment, protest, notice of nonpayment and of protest, and agrees to any extension of time of payment and partial payments before, or at maturity, and if this Note or interest thereon is not paid when due, or suit is brought, agrees to pay all reasonable cost of collection, including attorney fees.

	MAKER acknowledges that this Note evidences a business loan, and not a consumer loan, not a consumer related loan defined in the Uniform Consumer Credit. The laws of the State of California shall govern the form and essential validity of this Note. Time is of the essence with respect to the MAKER'S obligations and agreements under this Note.

	IN WITNESS WHEREOF, this instrument is executed as of the date herein above set forth.

	CONECTISYS CORPORATION


	By:/s/ Patricia A. Spigno
	   Patricia A. Spigno
	   Secretary & Treasurer